Exhibit 99.1

Flagship Global Corporation – Diversification

FORWARD-LOOKING STATEMENTS

Subject to Section 21 E, of the Exchange Act, this Form 8-K contains forward-looking statements. The forward-looking statements are based on our current goals, plans, expectations, assumptions, estimates and predictions regarding the Company.

When used in this 8-K the words “plan”, “believes,” “continues,” “expects,” “anticipates,” “estimates,” “intends”, “should,” “would,” “could,” or “may,” and similar expressions are intended to identify forward looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or growths to be materially different from any future results, events or growths expressed or implied in this 8-K.

In this Form 8-K, “Flagship Global,” “the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Flagship Global Corporation, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31 st . Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

Our Company

NL One Corporation was incorporated in the State of Nevada, United States of America, on October 17, 2007 under the name Nevada Legacy Enterprises Corporation. Our fiscal year end is December 31. On February 4, 2010, we changed our name to NL One Corporation. On June 27, 2016, we changed our name to Flagship Global Corporation.

The Company has until now been concentrating exclusively on developing plans for its innovative non-invasive diabetes monitoring device. The Board has taken the opportunity to review next steps as well as lessons learned from our experience so far. To take the device forward the Company needs to have access to the skills and infrastructure needed to move into manufacturing production. It then needs the skills and resources to move into sales.

Given the scale of the task ahead the Board has considered the options available to move forward essentially building a manufacturing and sales capability from scratch or collaborating with an existing manufacturer and sales company. Whilst building from scratch may have long term benefits of controlling quality, creating the ability to develop further products and control the destiny of the device, the initial capital required to construct and equip a manufacturing plant, staff appropriately and attract a top class experienced management team are prohibitive and would result in extensive delays in getting a product to market. Furthermore any manufacturing difficulties, failure to sell as expected or unexpected competition would cause the Company to suffer potentially catastrophic losses.

The second option is to identify an existing manufacturing partner with resources and capacity who would manufacture on a cost per device basis. That manufacturer would ideally have its own distribution and sales force providing access to markets or would collaborate with a dedicated sales partner thereby minimising costs to the Company. However, capital would still be needed to fund all costs of development whilst being unsure of whether actual sales will match forecasts.

Having considered the merits of both options the Board has concluded a third option should be considered: being to identify a manufacturing and sales partner already in the sector with whom a royalty based license agreement could be agreed where the partner takes on all future costs while the Company benefits from a simple royalty on sales per device with no further costs or risk. A royalty agreement would require the partner to develop the product and take it to market according to an agreed plan to ensure that it is not simply acquired and put on ice never to be developed. A suitable partner would be a well-established pharma/healthcare firm with a proven track record and experience in similar licensing agreements. It is unlikely any partner would take on such an agreement unless it was confident that the devices would be profit generating thereby providing a degree of comfort to the Company and our shareholders that the product will be a success.

Having examined the future of the Company, the Board believes it has the capability to identify good quality products and identify ways to take products to market with minimum risk and minimal capital outlay by the Company. The Board further believes it can identify teams who can build and grow businesses while the Company can provide an entrepreneurial hot house environment to stimulate growth while providing access to capital markets which a publicly listed business can more easily do.

After discussions with its advisers, the Company has concluded that it should revise its business plan to build on its experience and to develop a portfolio of businesses where the Company can identify growth opportunities and talented management and where it can raise capital to aid the development of those businesses. The Company believes its future is as a diversified conglomerate.

OVERVIEW

Flagship aims to become a substantial diversified holding company that provides financial backing to and makes investments in the equity and debt securities of target companies through a variety of investment strategies including leveraged buyout, venture capital, and growth capital.

Flagship will acquire a controlling or substantial minority position in a company and then look to maximize the value of that investment. Typically, Flagship will provide working capital to a target company to nurture expansion, product development, or restructuring of the company’s operations, management or ownership.

Flagship will consider making longer-hold investments in target industry sectors and specific investment areas where we have or can supplement our expertise through our partner and advisory relationships. Flagship may occasionally take on operational roles in order to manage risks and achieve growth ambitions.

Look for fundamentals

Our approach, for our chosen industries, is to look for companies that have good earnings drivers, solid balance sheets and strong existing or likely cash-flow generation that allow them to pay and grow dividends. Ideally, they will also have long-term contracts with customers and suppliers and have solid management teams that can grow cash flows and dividends.

Company’s Role and oversight

The Company’s strategy involves locating and backing management teams within specific sectors who themselves have the expertise and proven business model to create attractive returns for us as acquirers and investors. The Company believes a conglomerate approach has a proven record of accomplishment in the private sector with many examples of large and diverse companies, while it has fallen out of fashion to a degree in the public sector.

Typically, acquisitions must meet certain key criteria: cash generative, accretive to our balance sheet and earnings enhancing. However up to 15% of our resources will also be deployed in supporting early stage riskier businesses that are highly scalable and have the potential to be global businesses. Initially the Company aims to acquire a portfolio of businesses in the healthcare, energy, real estate, and professional services sectors. Such a mix of businesses will provide both balance sheet strength and cash generation to acquire more businesses as well as to build surplus funds to distribute as dividends to shareholders.

Before acquiring a business, the management team will assemble an expert acquisition team supported by professional advisors.

The teams will be responsible for the identification of opportunities, the review of potential targets and the formation of an acquisition proposal and post-acquisition plan. The team will remain in place to review on a quarterly basis performance of the company post acquisition. To minimise risk to the Company, acquisitions in each chosen sector will be made through a special purpose acquisition vehicle wholly owned by the Company. Such a structure facilitates simple reporting as well as limits cross contamination of risk. The structure also allows for sector interests to grow organically and if appropriate to be floated separately, or sold to another company.

Risks applicable to all businesses include poor management and financial reporting as well as the lack of capital. In these instances, the Company shall establish from the outset a clear business plan for each operation as well as real time financial reporting. The Company will have an emphasis during due diligence to stress test all aspects of business and financial planning as well as rigorous competency testing of the management team concerned.

Whether operating in the retail or business to business market supply problems, product failure and third-party competition can all contribute to the failure of expectations to be achieved. Alongside financial reporting the company will require robust supply chain information, competition analyses and sufficient sales resources to deliver business targets.

Regulatory and legal risk are common to most sectors. The Company will require all operating companies to have in place robust procedures for dealing with unforeseen issues as well as day to day compliance including inter alia the environment, financial conduct, consumer rights and employment.

Sector specific targets

Healthcare & Technology

The Company has existing experience in the Healthcare technology arena in relation to diabetes therapy and which it will continue to develop. With an aging population healthcare therapy albeit drug or technology based is expected to be a fast-growing sector for the foreseeable future. In healthcare, we have invented a wearable tech and non-invasive diagnostic technology. Technology has become increasingly important to our lives and the Board believes it will continue to be so. The Company is particularly interested in the internet of things where hardware, consumer goods and the online digital world cross over. The Company hopes to assemble a world class advisory team to search out the best and most profitable opportunities across a broad range of applications but all with a strong proven scientific basis, strong intellectual and patent assets as well as enterprising and commercial management teams.

Energy

Primarily focused on the USA the Company believes the coal and onshore gas industry provides attractive undervalued investments following the change in direction under the new USA White House Administration. While the coal industry in the USA has suffered a serious decline in recent years the lifting of punitive regulation is likely to reinvigorate demand which is likely to continue to be reflected in the price of Met Coal. The Company has identified expertise in the industry to advise on opportunities and identify targets.

Property

The Company is interested in working with Local Government to develop under utilised land banks and where there is a shortage of supply of affordable housing. So far the company has identified a UK based team with international experience to advise on and identify potential opportunities to create long term returns for investors from this sector.

Professional Services

The Board of the Company believes that people based businesses primarily in the business to business arena with relatively low overheads, minimal capital requirements and good margins can provide attractive returns for investors. The Company believes such businesses can provide a valuable contribution to a mixed portfolio of cash generative businesses. Having analysed published industry data the Company believes that given an increasingly affluent global population with increasing money to spend - coupled with the growth of the digital world - the financial services and creative industries are two areas of substantial opportunity, particularly where technology and services overlap. An expert team is being identified to look at potential acquisitions in these sectors.

Risks

The key risks facing the Company in relation to each acquisition that is made together with specific sector risk will be included at the time of each acquisition. However, prior to each acquisition, there are key risks facing the Company as it seeks to develop into a conglomerate. If any of the following risks were to materialise, the Company's business, financial conditions, results or future operations could be materially adversely affected. Additional risks and uncertainties not presently known to the Directors, or which the Directors currently deem immaterial, may also have an adverse effect upon the Company. In that case, the market price of the Common Stock could decline and all or part of an investment in the Common Stock could be lost.

The list below is not exhaustive, nor is it an explanation of all the risk factors involved in investing in the Company and nor are the risks set out in any order of priority.

1.	Risks relating to the Company's Strategy

Identifying and acquiring suitable target investment opportunities

The Company has not yet made any acquisitions and has no successful operating history upon which to evaluate its likely performance. The Company's ability to implement its acquisition strategy (as set out in this 8-k) will be limited by its ability to identify and acquire suitable acquisitions or investments. Suitable opportunities may not always be readily available. The Company's initial and future investments may be delayed or made at a relatively slow rate because, inter alia:

•	the Company intends to conduct detailed due diligence prior to approving acquisitions;

•	the Company may conduct extensive negotiations in order to secure and facilitate an acquisition;

•	it may be necessary to establish certain structures in order to facilitate an acquisition;

•	competition from other investors, market conditions or other factors may mean that the Company cannot identify attractive acquisitions or such investments may not be available at the rate the Company currently anticipates;

•	the Company may be unable to raise bank finance on terms the Directors consider reasonable; and/or

•	the Company will need to raise further capital to make investments and/or fund the assets or businesses acquired,

all of which may in turn have a material adverse effect on the business, financial condition, results of operations and prospects of the Company.

The Company cannot accurately predict how long it will take to deploy the capital available to it or at all. Precise timing will depend on, amongst other things, the availability of suitable direct acquisitions, due diligence, negotiations with counterparties and investment structuring conditions.

In addition, the Company may face significant competition in identifying and acquiring suitable acquisitions from other investors, including competitors who may have greater resources. Competition in the investment market may lead to prices for acquisitions, identified by the Company as suitable, being driven up through competing bids of potential purchasers. Accordingly, the existence and extent of such competition may have a material adverse effect on the Company's ability to acquire acquisitions at satisfactory prices and otherwise on satisfactory terms, thereby reducing the Company's potential profits.

Success of the strategy not guaranteed

The Company's level of profit will be reliant upon the performance of the assets acquired and the strategy (in both its current form and as amended from time to time). The success of the strategy depends on the Directors' ability to identify opportunities in accordance with the Company's objectives and to interpret market data correctly. No assurance can be given that the strategy to be followed will be successful under all or any market conditions, that the Company will be able to identify opportunities meeting the Company's criteria, that the Company will be able to invest its capital on attractive terms or that the Company will be able to generate positive returns for Shareholders. If the strategy is not successfully implemented, this may have a material adverse effect on the business, financial condition, results of operations and prospects of the Company.

Acceptability of Common Stock as consideration

Although it is the Company's intention, where appropriate, to use Common Stock to satisfy all or part of any consideration payable for acquisitions, vendors may not be prepared to accept these shares.

Potential loss on acquisition

The Company's strategy carries inherent risks and there can be no guarantee that any appreciation in the value of an investment or acquisition will occur or that the objectives of the Company will be achieved. For example (i) trading difficulties may occur following investment by the Company; or (ii) the Company may not be able to conduct a full investigation of the target prior to investment/ acquisition and adverse matters may only come to light after an investment has been made.

Further issues of Common Stock

It may be desirable for the Company to raise additional capital by way of further issues of Common Stock to enable the Company to progress through further stages of development. Any additional equity financing may be dilutive to Shareholders. There can be no assurance that such funding, if required, will be available to the Company.

Borrowings

The Company may, from time to time, be required to raise capital (whether through the issue of debt or equity) to make acquisitions. There is no guarantee that the Company will be able to obtain financing on appropriate terms and conditions or at all. The companies in which the Company invests may also have borrowings or otherwise be geared or leveraged. Although such facilities may increase investment returns, they also create greater potential for loss. This includes the risk that the borrower will be unable to service the interest repayments, or comply with other requirements, rendering the debt repayable, and the risk that available capital will be insufficient to meet any such required repayments. There is also the risk that existing borrowings will not be able to be refinanced or that the terms of such refinancing will not be as favourable as the terms of existing borrowings. A number of factors (including changes in interest rates, conditions in the banking market and general economic conditions, which are beyond the Company's control) may make it difficult for the Company to obtain new financing on attractive terms or even at all. An inability to obtain such facilities may have a material adverse effect on the business, financial condition, results of operations and prospects of the Company.

Tax risks

The Company may purchase investments that will subject the Company to withholding taxes in various jurisdictions. In the event that withholding taxes are imposed with respect to any of the Company's investments, the effect will generally be to reduce the income received by the Company on such investments. Such withholding taxes may be imposed on income, gains, issue of securities or supporting documents, including the contracts governing the terms of any financial instrument and such taxes may be confiscatory in nature. As well as making acquisitions in developed markets, the Company may also make investments in jurisdictions where the tax regime is not fully developed or is not certain.

There can be no certainty that the current taxation regime in the United States or Europe or other overseas jurisdictions within which the Company may operate will remain in force or that the current levels of corporation taxation will remain unchanged. Any change in the tax status or tax legislation may have a material adverse effect on the financial position of the Company.

The Company's income may be reduced by exchange controls

The Company may from time-to-time purchase investments that will subject the Company to exchange controls in various jurisdictions. In the event that exchange controls are imposed with respect to any of the Company's investments, the effect will generally be to reduce the income received by the Company on such investments.

Currency and foreign exchange risks

The Company's business will be carried out in the future in currencies other than just the US Dollar. To the extent that there are fluctuations in exchange rates, this may have an impact on the figures consolidated in the Company's accounts, which could have a material impact on the Company's financial position or result of operations, as shown in the Company's accounts going forward.

The Company does not currently undertake foreign currency hedging transactions to mitigate potential foreign currency exposure but may do so in future. The Board cannot predict the effect of exchange rate fluctuations upon future operating results and there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the business, operating results or financial condition of the Company.

Smaller capitalisation companies

The Company may invest in smaller capitalisation companies. As smaller companies do not have the financial strength, diversity and resources of larger companies, they may find it more difficult to operate in periods of economic slowdown or recession.

Below investment grade securities

The Company may invest in bonds or other fixed income securities, including high risk debt securities. These securities may be below investment grade and subject to uncertainties and exposure to adverse business, financial or market conditions which could lead to the issuer's inability to make timely interest and principal payments. The market values of these securities tend to be more sensitive to individual corporate developments and general economic conditions than do higher rated securities.

Unquoted securities

The Company may purchase unquoted securities. Such investments, by their nature, involve a higher degree of risk than quoted securities because unquoted securities may be more difficult to realise than quoted securities due to the potential greater difficulty in identifying willing purchasers of the unquoted securities.

Default and counterparty risk

A portion of the Company's assets may be invested in debt securities of private and governmental issuers, thus exposing the Company to the credit and political risk of the issuer. In addition, many of the markets in which the Company will affect its transactions are "over-the-counter" or "interdealer" markets. The participants in such markets are typically not subject to credit evaluation and regulatory oversight as are members of exchange based markets. This exposes the Company to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem, thus causing the Company to suffer a loss.

Sanctions

The Company may not be able to achieve exposure in certain markets due to Office of Foreign Asset Control ("OFAC") and United Nations sanctions and other counterparty considerations. The Company may invest in countries that then later become subject to sanctions by the US and the Company cannot predict which countries those will be.

2.	Risks Relating to Investing in Emerging Markets

Acquisitions made in line with the Company's investing policy may include investments in companies or projects exposed to or operating in parts of the world where fair commercial law is less established and where markets can be volatile. The material risks, of which the Company is aware, include:

•	dependence on exports and the corresponding importance of international trade;

•	potentially higher rates of inflation (including hyperinflation);

•	a potential risk of substantial deflation;

•	difficulty in bringing legal proceedings to enforce contractual rights and the risk of the fraudulent appropriation of investments;

•	the possibility of the imposition of withholding or other taxes on dividends, interest, capital gains or other income, limitations on the removal of funds or other assets of the Company, political changes, government regulation, social instability or diplomatic developments (including war) which could adversely affect the economies of such countries or the value of the Company's investments in those countries.

Restrictions on foreign investment

Some countries prohibit or impose substantial restrictions on investments by foreign entities such as the Company. As illustrations, certain countries require governmental approval prior to investment by foreign persons, or limit the amount of investment by foreign persons in a particular company, or limit the investment by foreign persons in a company to only a specific class of securities which may have less advantageous terms than securities of the company available for purchase by nationals. Certain countries may restrict investment opportunities in issuers or industries deemed important to national interests. The manner in which foreign investors may invest in companies in certain countries, as well as limitations on such investments, may have an adverse impact on the operations of the Company. For example, the Company may be required in certain of such countries to invest initially through a local broker or other entity and then have the share purchases re-registered in the name of the Company. Re-registration may in some instances not be able to occur on a timely basis, resulting in a delay during which the Company may be denied certain of its rights as an investor, including rights as to dividends or to be made aware of certain corporate actions. There also may be instances where the Company places a purchase order but is subsequently informed, at the time of re-registration, that the permissible allocation to foreign investors has been filled, depriving the Company of the ability to make its desired investment at the time. Substantial limitations may exist in certain countries with respect to the Company's ability to repatriate investment income, capital or the proceeds of sales of securities by foreign investors. The Company could be adversely affected by delays in, or a refusal to grant any required governmental approval for repatriation of capital, as well as by the application to the Company of any restriction on investments.

Risks relating to the legal systems

The laws and regulations affecting the economies operating in the Middle East and in other emerging markets are less well established than those in the United States or Western Europe. The Company's potential future operations in those jurisdictions will be subject to the laws and regulations promulgated there. Laws and regulations may be supplemented or otherwise modified by undocumented practices, policies adopted and applied as law in a non-transparent way and the exercise of powers which have not been granted to the exerciser in accordance with the provisions of prevailing laws and regulations. Such practices, policies, and exercises of powers may not have been ruled upon by the courts or enacted by legislative bodies and they may be subject to change without notice. Accordingly the Company will adopt a Sanctions Compliance Policy (as amended from time to time) which will be implemented to assist the Company, its management, employees, service providers and investors to ensure strict compliance with the economic sanctions currently imposed on such sanctioned countries by the United States, United Nations (UN) and European Union (EU).

3.	Company Specific Risks

Short operating history

The Company has a limited operating history upon which prospective investors may base an evaluation of the likely performance of the Company.

Expansion risk

The Company intends to pursue an aggressive growth strategy, subject to the availability of funding. Such a strategy brings with it certain risks and will place additional demand on the Company's management, financial and operational resources. If the Company is unable to manage its growth effectively, its business, operations or financial condition may deteriorate.

Competition in the markets in which the Company intends to operate is expected to increase in the future

Existing and potential competitors may have significantly greater financial, research and development, sales and marketing, personnel and other resources than the Company.

The UK is seeking to withdraw from the European Union on 29 March 2019 and the Company may make acquisitions in the UK.

4.	Risk Factors Relating to Investments

Investments in private companies by the Company are subject to a number of risks

The Company may invest in or acquire privately held companies. These may (i) be highly leveraged and subject to significant debt service obligations, stringent operational and financial covenants and risks of default under financing and contractual arrangements, which may adversely affect their financial condition; (ii) have limited operating histories and smaller market shares than larger businesses making them more vulnerable to changes in market conditions or the activities of competitors; (iii) have limited financial resources; (iv) be more dependent on a limited number of management and operational personnel, increasing the impact of the loss of any one or more individuals; and (v) require additional capital. All or any of these factors may have a material adverse effect on the business, financial condition, results of operations and prospects of the Company.

Material facts or circumstances not revealed in the due diligence process

Prior to making or proposing any investment, the Company will undertake legal, financial and commercial due diligence on potential acquisitions or investments to a level considered reasonable and appropriate by the Company on a case by case basis. However, these efforts may not reveal all material facts or circumstances that would have a material adverse effect upon the value of the investment or acquisition. In undertaking due diligence, the Company will need to utilise its own resources and may be required to rely upon third parties to conduct certain aspects of the due diligence process. Further, the Company may not have the ability to review all documents relating to the investee company and assets. Any due diligence process involves subjective analysis and there can be no assurance that due diligence will reveal all material issues related to a potential investment. Any failure to reveal all material facts or circumstances relating to a potential investment may have a material adverse effect on the business, financial condition, results of operations and prospects of the Company.

Aborted investments

There can be no guarantee that the Company will successfully effect an acquisition or investment where there is an identified opportunity and, as a result, resources may be expended on investigative work and due diligence without the acquisition or investment being completed.

Difficulties integrating acquisitions

The success of an acquisition or investment will depend upon the ability of the Directors to integrate the investment in a timely and cost-effective manner. Any difficulties in the integration process may result in increased expense, loss of sales and a decline in profitability. The process of integration may require a disproportionate amount of time and attention of the Company's management, which may distract management's attention from its day-to-day responsibilities. In addition, any interruption or deterioration in service resulting from an investment may result in a customer's decision to stop dealing with the Company or a target. For these reasons the Company may not realise the anticipated benefits of an investment, either at all or in a timely manner. If that happens and the Company incurs significant costs, it could have a material adverse impact on the profits and the business of the Company. Similarly, getting added value for an investment may prove to be difficult and limit returns.

Joint ventures

The Company or a business it acquires or in which it invests may enter into joint ventures. There is a risk that a joint venture partner does not meet its obligations and the Company or a business in which it invests may therefore suffer additional costs or other losses. It is also possible that the interests of the Company or a business in which it invests and those of its joint venture partners are not aligned resulting in project delays or additional costs and losses. The Company may have minority interests in the companies, partnerships and ventures in which it invests and may be unable to exercise control over the operations of such companies.

5.	Risks Relating to the Common Stock

Investment in shares traded on the OTC Markets Pink Sheets is perceived to involve a higher degree of risk and be less liquid than investment in companies whose shares are listed on the NASDAQ or NYSE. An investment in Common Stock may be difficult to realise. Prospective investors should be aware that the value of the Common Stock may go down as well as up and that the market price of the Common Stock may not reflect the underlying value of the Company. Investors may therefore realise less than, or lose all of, their investment.

Suitability

An investment in the Common Stock may not be suitable for all investors. Investors are accordingly advised to consult a FINRA registered financial adviser to advise on investments before making their decision.

Share price volatility and liquidity

The share price of quoted emerging companies can be highly volatile and shareholdings illiquid. The price at which the Common Stock are quoted and the price which investors may realise for their Common Stock will be influenced by a large number of factors, some specific to the Company and its operations and some which may affect quoted companies generally. These factors could include the performance of the Company, large purchases or sales of the Common Stock, legislative changes and general economic, political or regulatory conditions.